As filed with the Securities and Exchange Commission on July 11, 2005

                                                          Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________________

CENTURY CASINOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1271317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1263 Lake Plaza Drive, Suite A
Colorado Springs, Colorado 80906
(719) 527-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Larry Hannappel
Senior Vice President, Secretary and Treasurer
1263 Lake Plaza Drive, Suite A
Colorado Springs, Colorado 80906
(719) 527-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________

With a copy to:

Douglas R. Wright Jeffrey A. Beuche Michael M. McGawn Faegre & Benson LLP 3200 Wells Fargo Center 1700 Lincoln Street Denver, Colorado 80203-4532 (303) 607-3500
_____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock(3); Preferred Stock, Debt Securities, Shares of Common Stock(3) represented by Depositary Certificates; and Depositary Certificates……………	$50,000,000(4)	$50,000,000(4)	$5,885

(1) Includes an indeterminate number of securities as registered hereunder having an aggregate initial offering price not to exceed $50,000,000.

(2) Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(3) Associated with the common stock are preferred stock purchase rights that will not be exercisable or evidenced separately from the common stock prior to the occurrence of certain events.

(4) In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to completion, dated July 11, 2005)

PROSPECTUS

$50,000,000

Century Casinos, Inc.

Common Stock
Preferred Stock
Debt Securities
Depositary Certificates

We will provide the specific terms of these securities, as well as the prices at which they will be sold, in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

Our common stock is quoted and traded on the NASDAQ SmallCap Market under the symbol “CNTY.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “RISK FACTORS” CONTAINED IN ANY SUPPLEMENTS TO THIS PROSPECTUS AND IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, AS WELL AS ANY AMENDMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND WHICH ARE INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

This prospectus is dated ________________, 2005

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	2
WHERE YOU CAN FIND MORE INFORMATION	3
INCORPORATION OF DOCUMENTS BY REFERENCE	3
FORWARD-LOOKING STATEMENTS	5
THE COMPANY	6
RISK FACTORS	6
RATIO OF EARNINGS TO FIXED CHARGES	6
USE OF PROCEEDS	7
DIVIDEND POLICY	7
DESCRIPTION OF OUR CAPITAL STOCK	7
DESCRIPTION OF PREFERRED STOCK	12
DESCRIPTION OF DEBT SECURITIES	13
DESCRIPTION OF DEPOSITARY CERTIFICATES	19
PLAN OF DISTRIBUTION	21
LEGAL OPINIONS	23
EXPERTS	23

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell:

•	common stock,

•	preferred stock,

•	debt securities, and

•	common stock represented by depositary certificates,

either separately or in units, in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

Whenever we refer to “we,”“our” or “us” in this prospectus, we mean Century Casinos, Inc. When we refer to “you” or “yours,” we mean the holders or prospective purchasers of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the Securities Exchange Act of 1934. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file materials electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov. Our Internet site address is http://www.cnty.com. None of the information posted to our web site is incorporated by reference into this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference into this prospectus, and information that we file subsequently with the SEC will automatically update information in this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered under this prospectus:

•
Annual Report on Form 10-K for the year ended December 31, 2004 filed April 15, 2005, including information specifically incorporated by reference from our Definitive Proxy Statement for our 2005 Annual Meeting of Stockholders filed May 12, 2005;

•	Amended Annual Reports on Form 10-K/A for the year ended December 31, 2004 filed April 29, 2005 and May 31, 2005;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed May 10, 2005;

•	Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2005 filed May 31, 2005;

•	Current Report on Form 8-K filed February 2, 2005;

•	Current Report on Form 8-K filed February 10, 2005;

•	Current Report on Form 8-K filed March 2, 2005;

•	Current Report on Form 8-K filed March 29, 2005;

•	Current Report on Form 8-K filed April 15, 2005;

•	Current Report on Form 8-K filed July 8, 2005;

•	The description of our common stock contained in the Current Report on Form 8-K filed July 11, 2005; and

•	The description of our preferred stock purchase rights contained in the Registration Statement on Form 8-A filed May 7, 1999.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by calling our Corporate Secretary at (719) 527-8300 or writing to us at the following address:

Century Casinos, Inc.
Attention: Corporate Secretary
1263 Lake Plaza Drive, Suite A
Colorado Springs, Colorado 80906

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In this prospectus, the forward-looking statements are contained principally in the sections entitled “The Company,”“Dividend Policy,” and “Use of Proceeds.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements for a number of different reasons, including those stated under the caption “Risk Factors” in our SEC reports incorporated in this prospectus by reference. These risks and uncertainties include, but are not limited to, the following:

•  our reliance on a small number of significant properties;

•  the effect of competition in our industry;

•  our ability to develop new facilities and sell into new markets;

•  our reliance on market acceptance of our gaming offerings;

•  our ability to obtain regulatory approval and comply with regulatory requirements;

•  potential difficulties in managing our worldwide operations;

•  our ability to maintain profitability;

•  our ability to attract and retain management talent; and

•  depreciation or fluctuations of currencies in which we receive revenues or incur expenses.

      In some cases, you can identify forward-looking statements by terms such as "anticipates,"  "believes,"  "could,"  "estimates,"  "expects," "intends,"  "may,"  "plans,"  "potential,"  "predicts,"  "projects,"  "should,"  "will," "would" and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus, any prospectus supplement delivered with this prospectus and the documents that we reference in this prospectus, or that we have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

       Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

THE COMPANY

Our History

We were formed in 1992 to acquire ownership interests in, and to obtain management contracts with respect to, gaming establishments. Our founders are a team of career gaming executives who had worked primarily for an Austrian gaming company that owned and operated casinos throughout the world. We completed a business combination in March 1994, in which our stockholders acquired approximately 76% of the issued and outstanding voting stock of Alpine Gaming, Inc., and all officer and board positions were assumed by our management team. Effective in June 1994, we reincorporated in Delaware under the name “Century Casinos, Inc.”

Our Business

Century Casinos, Inc. is an international gaming company. We currently own and operate casinos in Cripple Creek, Colorado and Caledon, South Africa, near Cape Town. We also provide technical casino services to Casino Millennium, a casino in Prague, Czech Republic in which we own a 50% equity interest, and aboard eight cruise ships for three cruise lines. We regularly pursue additional gaming opportunities internationally and in the United States. In the last three years, we have shifted our operations from primarily a U.S. focused company with one operation in Colorado to an international niche player in the small and midsize casino market worldwide. Our international operations generated 42% of our revenue during the year ended December 31, 2004.

Corporate Information

Our principal executive offices in the U.S. are located at 1263 Lake Plaza Drive, Suite A, Colorado Springs, Colorado 80906 and our telephone number at those offices is (719) 527-8300. For more information about us please visit us on the Internet at http://www.cnty.com. None of the information posted to our web site is incorporated by reference into this prospectus.

RISK FACTORS

Prior to making an investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, in light of their particular investment objectives and financial circumstances.

RATIO OF EARNINGS TO FIXED CHARGES

Three Months Ended Fiscal Year Ended December 31,
	March 31, 2005	2004	2003	2002	2001	2000
Ratio of Earnings to Fixed Charges	3.6 to 1	4.3 to 1	3.3 to 1	3.6 to 1	2.7 to 1	4.3 to 1

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the proceeds from the sale of the securities for investments in additional gaming projects and for working capital and other general corporate purposes. Pending application of the net proceeds, we will invest these proceeds in government securities and other short-term, investment-grade and interest bearing securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our shares of common stock or other securities. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on our shares of common stock, including any common stock represented by depositary certificates, or other securities in the foreseeable future. Any payment of cash dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions, outstanding indebtedness and other factors that our board of directors deems relevant. Our revolving credit facility prohibits us from paying cash dividends on our shares of common stock if paying those dividends would cause us to violate financial covenants stated in the credit agreement.

DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. A description of the material terms and provisions of our certificate of incorporation and bylaws affecting the rights of the common stock is set forth below. The description is intended as a summary and is qualified in its entirety by reference to our certificate of incorporation and bylaws.

Common Stock

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by our board of directors out of funds legally available. Upon our liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of preferred stock. Holders of common stock have no conversion or preemptive rights and no redemption rights except as described under the heading “— Business Combinations with Interested Stockholder; Redemption Provisions” below.

Our common stock currently trades on the NASDAQ SmallCap Market under the symbol “CNTY.” As of December 31, 2004, there were 90 holders of record of our common stock. We estimate that there are approximately 3,000 beneficial owners of our common stock.

Preferred Stock

Our preferred stock may have characteristics that affect the rights of holders of our common stock and other securities. See the description of our authorized preferred stock under the heading “Description of Preferred Stock” below.

Redemption Provisions

Our certificate of incorporation provides that our shares of capital stock are subject to repurchase if in the judgment of our board of directors such repurchase is necessary to obtain or maintain a license or franchise to conduct any portion of our business. We must provide such security holders with 30 days’ written notice of our intent to redeem the securities held by them, subject to certain exceptions. Following the expiration of a 30-day notice period, any securities selected for redemption by our board of directors cease to entitle the holder thereof to any rights other than the right to receive the redemption price for such securities. The redemption price will generally be the average closing price of the securities to be redeemed for the 45 trading days preceding the redemption date.

Anti-Takeover Effects

Provisions of Delaware law, our certificate of incorporation, our bylaws and our stockholder rights plan described below could have the effect of delaying, deferring or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board, and to discourage types of transactions that may involve our actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of us. They may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The following summarizes these provisions.

Business Combinations with Interested Stockholder; Redemption Provisions

Our certificate of incorporation prohibits us from engaging in a “business combination” with an “interested stockholder” without the approval by affirmative vote of the holders of at least 80% of our outstanding voting stock, unless:

•
Prior to completion of the business combination, a majority (but not fewer than two) of the “continuing directors” approve such business combination. “Continuing directors” means directors other than the relevant interested stockholder or an affiliate, associate, employee, agent or nominee of such interested stockholder, or a relative of the foregoing, who were either (i) directors prior to the time such interested stockholder became an interested stockholder, or (ii) successors of such a continuing director who are recommended or elected to succeed such continuing director by a majority of the continuing directors then on our board; or

•	Stockholders other than the interested stockholder are entitled to receive consideration in such business combination that exceeds certain thresholds set forth in our certificate of incorporation.

For purposes of this provision of our certificate of incorporation, a “business combination” includes mergers, asset sales or other transactions with or suggested by an interested stockholder, with an “interested stockholder” being defined as (i) a person who, together with affiliates and associates, owns, or within two years prior to the date of determination that the person is an “interested stockholder,” did own, 5% or more of the corporation’s voting stock, or (ii) an assignee, in any transaction not involving a public offering during the preceding two years, of shares of stock held by an interested stockholder.

In addition, if an interested stockholder becomes the beneficial owner of more than 50% of our voting stock as a result of transactions not involving our issuance of capital stock to such interested stockholder or an affiliate or associate thereof, stockholders other than the interested stockholder and its affiliates and associates will have the option to have us redeem their shares of our voting stock. Such option will not be available if, within ten days after commencement of a tender offer by an interested stockholder for shares of our common stock, a majority of the continuing directors recommend that stockholders accept the tender offer, or if, within 30 days of our receipt of notice of the interested stockholder becoming the beneficial owner of more than 50% of our voting stock, the continuing directors determine that such redemption would not be in our best interests. In the event these redemption rights are triggered, certain rights described below under “—Stockholder Rights Plan” would generally also be triggered.

The provisions of our certificate of incorporation relating to business combinations with an interested stockholder and related redemption rights may only be amended by an affirmative vote of the holders of 80% of our outstanding voting stock.

Delaware Anti-Takeover Statute

Transactions that are not governed by the business combination provision in our certificate of incorporation, as described above, are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to exceptions, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	Prior to such date, our board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding, those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
On or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, with an “interested stockholder” being defined as a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “interested stockholder,” did own, 15% or more of the corporation’s voting stock.

Stockholder Rights Plan

We have adopted a stockholder rights plan to deter certain coercive takeover tactics and enable our board of directors to represent effectively the interests of stockholders in the event of a takeover attempt of our company. The rights plan does not deter negotiated mergers or business combinations that our board of directors determines to be in the best interests of the Company and its stockholders. Rather, the purpose of the rights plan is to deter certain coercive takeover tactics and enable our board of directors to represent effectively the interests of stockholders in the event of a takeover attempt.

To implement the rights plan our board of directors declared and paid a dividend of one preferred share purchase right for each share of our common stock outstanding. Each right entitles the registered holder to purchase from us one one-hundredth of a share of our Series A Preferred Stock, par value $.01 per share at a price of $10.00 per one one-hundredth of a Preferred Share, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement between us and Computershare Trust Company, Inc., f/k/a American Securities Transfer & Trust, Inc., as Rights Agent.

Initially and until a Distribution Date (as defined in the Rights Agreement) occurs, the rights are attached to all shares of our common stock and no separate rights certificates are issued. Prior to a Distribution Date, the rights are not exercisable, transfer automatically with shares of our common stock and are not separately transferable.

On the “Distribution Date” separate certificates evidencing the rights will be mailed to holders of record of the our common stock. The Distribution Date is the earlier to occur of the following four events:

•
the twentieth day after a public announcement that a person or group of affiliated or associated persons has acquired 20% or more of our outstanding common stock, thereby becoming an “Acquiring Person” under the Rights Agreement;

•
the twentieth day after a public announcement that a person or group has acquired 15% or more of our outstanding common stock, thereby becoming an Acquiring Person if our board of directors determines either (i) that such person or group intends to take actions which would be detrimental to the long-term interests of us or our stockholders, or (ii) that such ownership would be detrimental to us in other respects;

•
the twentieth day after the commencement of a tender offer or exchange offer, or an announcement of a person’s intent to commence a tender or exchange offer, that would result in a person or group beneficially owning 20% or more of our outstanding common stock; or

•
the twentieth day after the filing by any person of a registration statement with respect to a contemplated exchange offer to acquire beneficial ownership of 20% or more of our outstanding common stock.

In the latter two instances of a Distribution Date, our board of directors may extend the twenty-day period, but not beyond the time that a person or group becomes an Acquiring Person.

Acquisitions by us, any of our subsidiaries or any of our employee benefit plans will not result in the acquiring entity becoming an Acquiring Person.

After the Distribution Date, the rights will be tradable separately from our common stock. After the Distribution Date and after our right to redeem the rights (as described below) has expired, the rights will be exercisable in two different ways depending on the circumstances as set forth below.

Because of the nature of the dividend, liquidation and voting rights of the Series A Preferred Stock, the value of one one-hundredth interest in a share of such preferred stock should approximate the value of one share of our common stock. For convenience, the discussion relating to the rights to purchase our common stock and the Acquiring Person’s stock, each immediately below, is expressed in terms of the exercise of a right to purchase shares of our common stock.

If a person or group becomes an Acquiring Person and our redemption right has expired, each holder of a Right (except those held by the Acquiring Person and its affiliates and associates) will have the right to purchase, upon exercise, shares of our common stock having a value equal to two times the exercise price of the right. In other words, the rights holders other than the Acquiring Person may purchase shares of our common stock at a 50% discount.

For example, at the exercise price of $10.00 per right, each right not owned by an Acquiring Person would entitle its holder to purchase $20.00 worth of our common stock for $10.00. Assuming a value of $8.00 per share of common stock at such time, the holder of each valid right would be entitled to purchase 2.5 shares of our common stock for $10.00.

Alternatively, if, in a transaction not approved by our board of directors, we are acquired in a merger or other business combination or 50% or more of our assets or earning power are sold after a person or group has become an Acquiring Person, and our redemption right has expired, proper provision will be made so that each holder of a right will thereafter have the right to purchase, upon exercise, that number of shares of common stock of the acquiring company as have a market value of two times the exercise price of the right. In other words, a rights holder may purchase the acquiring company’s common stock at a 50% discount.

At any time after any person or group becomes an Acquiring Person and before the Acquiring Person acquires 50% or more of our outstanding common stock, our board of directors may exchange the rights (other than rights owned by the Acquiring Person which will have become void), in whole or in part, for shares of our common stock for consideration per right consisting of one-half of the securities that otherwise would be issuable.

We may redeem the rights, in whole but not in part, at a price of $.001 per right at any time up to and including the twentieth day after the time a person or group has become an Acquiring Person. Immediately upon redemption, the right to exercise will terminate and the only right of holders will be to receive the redemption price.

The rights expire on April 29, 2009 unless the expiration date is extended by amendment or unless the rights are earlier redeemed or exchanged by us as described above. Prior to a Distribution Date, the terms of the rights may be amended by our board of directors in its discretion without the consent of the rights holders. After a Distribution Date, our board of directors may, subject to certain limitations, amend the Rights Agreement to clarify or resolve any ambiguity, defect or inconsistency, to shorten or lengthen any time period under the Rights Agreement or to make other changes that do not adversely affect the interests of the rights holders (excluding the interests of Acquiring Persons).

Classified Board of Directors

Our board of directors is divided into three classes of directors as nearly equal in number as possible. Presently, our board of directors consists of five directors. Each director who is elected at an annual meeting of stockholders is elected for a three-year term expiring at the third annual meeting of stockholders after such director’s election. Accordingly, under most circumstances, directors of one class only are elected at each year’s annual meeting of stockholders. If elected, all nominees are expected to serve until the expiration of their respective terms and until their successors are duly elected and qualified.

Removal of Directors

Our certificate of incorporation provides that directors may only be removed from office without cause by an affirmative vote of the holders of 80% of our outstanding voting stock, and may only be removed with cause by an affirmative vote of the holders of a majority of our outstanding voting stock. Only our board of directors is authorized to fill vacant directorships or change the size of our board. The provisions of our certificate of incorporation relating to removal of directors, the size of our board, filling vacancies on the board and related matters may only be amended by an affirmative vote of the holders of 80% of our outstanding voting stock.

Stockholder Action; Special Meetings of Stockholders

Our certificate of incorporation eliminates the ability of stockholders to act by written consent. Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, or by the Chairman or Vice Chairman of the board or by our President.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are generally available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Transfer Agent and Registrar

Computershare Trust Company, Inc. serves as the transfer agent and registrar for our common stock.

Limitations of Director Liability

Our certificate of incorporation limits personal liability of our directors for breaches by the directors of their fiduciary duties to the fullest extent provided by Delaware law. Such provisions eliminate the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director’s duty of loyalty to us or our stockholders, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct or knowing violation of law, liability based on payments of improper dividends and liability based on a transaction from which the director derives an improper personal benefit. Any amendment to or repeal of such provisions will not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

DESCRIPTION OF PREFERRED STOCK

Our certificate of incorporation permits us to issue, without stockholder approval, up to 20,000,000 shares of preferred stock, from time to time and in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. No shares of our preferred stock are currently outstanding. Prior to the issuance of shares of each series, the Delaware General Corporation Law and our certificate of incorporation require the board of directors to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

•	the designation of each series and the number of shares constituting each series;

•	dividend rights and rates and whether any dividends are cumulative, partially cumulative or non-cumulative;

•	rights and terms of redemption, including sinking fund provisions and redemption prices;

•	liquidation preferences;

•	voting rights;

•	conversion rights and terms; and

•	terms concerning the distribution of assets.

All shares of preferred stock offered by this prospectus will, when issued, be validly issued, fully paid and nonassessable. Our board of directors, without stockholder approval, may issue preferred stock with voting rights and other rights that could adversely affect the voting power of the holders of our common stock and could have certain anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management.

We will describe in a prospectus supplement relating to the series of preferred stock being offered the following terms:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rates, periods or payment dates or methods of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

This description of our preferred stock should be read in conjunction with the description of our capital stock generally under the heading “Description of Our Capital Stock” above and any prospectus supplement relating to an offering of our preferred stock.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities we will provide the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities will be issued under an indenture between us and the trustee named in the applicable prospectus supplement. As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indenture.

We have summarized the material terms and provisions of the indenture in this section. We have also filed the form of the indenture as an exhibit to the registration statement. You should read the form of indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

General

The debt securities will be our direct obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Unless a prospectus supplement relating to debt securities states otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities. Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture. (Section 301)

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

•	the maturity date of the debt securities;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities, and whether the interest rate will be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities;

•	the first interest payment date; and

•	any circumstances under which we may defer interest payments;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities prior to their final maturity;

•	any mandatory redemption or sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;

•	whether the debt securities will be secured or unsecured;

•	any subordination provisions;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•
if the debt securities will be convertible into or exchangeable for our common stock, preferred stock, or other debt securities at our option or the option of the holders, the provisions relating to such conversion or exchange;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

•	any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

•	whether the provisions described under the heading “Defeasance” below apply to the debt securities;

•	any changes to or additional events of default or covenants;

•	whether we will issue the debt securities in whole or in part in the form of global securities and, if so, the depositary for those global securities;

•	any special tax implications of the debt securities;

•	any provisions relating to any security provided for the debt securities; and

•	any other terms of the debt securities. (Section 301)

Denominations

Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. If we ever issue bearer securities, we will summarize provisions of the indenture that relate to bearer securities in the applicable prospectus supplement.

Original Issue Discount

Debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an “original issue discount security,” that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the indenture. (Section 101) The applicable prospectus supplement will describe the federal income tax consequences and other special factors which should be considered prior to purchasing any original issue discount securities.

Payment; Transfer

We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. (Sections 305, 307, 1002) There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Section 305)

Covenants

We will describe in the prospectus supplement any restrictive covenants applicable to an issue of debt securities.

Conversion and Exchange Rights

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible or exchangeable into common stock or preferred stock. Those terms will include:

•	whether the debt securities are convertible into or exchangeable for common stock or preferred stock;

•	the conversion price or exchange ratio, or manner of calculation;

•	the conversion or exchange period;

•	provisions regarding whether conversion or exchange will be at our option or at the option of the holders;

•	the events requiring an adjustment of the conversion price or exchange ratio; and

•	provisions affecting conversion or exchange in the event of the redemption of the debt securities.

Consolidation, Merger or Sale

We may not consolidate or merge with or into any other corporation or convey, transfer, or lease substantially all of our assets, or accept a conveyance, transfer or lease of substantially all of the assets of another company unless:

•
the resulting or acquiring corporation, if other than us, expressly assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, no event of default exists; and

•	we deliver an officer’s certificate to the trustee stating that any such transaction is in compliance with the terms of the indenture. (Section 801)

If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802)

Events of Default

Unless otherwise stated in the applicable prospectus supplement, an “event of default,” when used in the indenture with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•
failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Sections 502, 513)

The prospectus supplement relating to each series of debt securities that are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture requires us to file an officers’ certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture. (Section 1008) The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. (Section 602)

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Sections 512, 603)

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

•	the trustee has not started the proceeding within 60 days after receiving the request; and

•
the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce the payment. (Section 508)

Modification and Waiver

Under the indenture, we and the trustee can modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. However, we may not, without the consent of the holder of each debt security affected:

•	change the stated maturity date of any payment of principal or interest;

•	reduce certain payments due on the debt securities;

•	change the place of payment or currency in which any payment on the debt securities is payable;

•	limit a holder’s right to sue us for the enforcement of certain payments due on the debt securities;

•	reduce the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture;

•	limit a holder’s right, if any, to repayment of debt securities at the holder’s option; or

•
modify any of the foregoing requirements or cause a reduction in the percentage of outstanding debt securities required to waive compliance with certain provisions of the indenture or to waive certain defaults under the indenture. (Section 902)

Under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series:

•	waive compliance by us with certain restrictive covenants of the indenture; and

•	waive any past default under the indenture, except:

•	a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

•	a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Sections 1009, 513)

Defeasance

Defeasance and Discharge. At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of the debt securities. (Section 403) As used above, “government obligations” mean:

•	securities of the same government that issued the currency in which the series of debt securities are denominated and in which interest is payable; or

•	securities of government agencies backed by the full faith and credit of that government. (Section 101)

In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:

•
the indenture will no longer apply to the debt securities of that series (except for obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds); and

•	holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and interest on the debt securities of that series. (Section 403)

Under federal income tax law, a deposit and discharge as described above may be treated as an exchange of the related debt securities for an interest in the trust mentioned above. Each holder might be required to recognize gain or loss equal to the difference between:

•	the holder’s cost or other tax basis for the debt securities, and

•	the value of the holder’s interest in the trust.

Holders might be required to include in income a share of the income, gain or loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described in this section under the heading “—Substitution of Collateral” below. You are urged to consult your own tax advisers as to the specific consequences of a deposit and discharge as described above, including the applicability and effect of tax laws other than federal income tax law.

Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit described in this section under the heading “—Defeasance and Discharge” above:

•	we will not have to comply with the following restrictive covenants contained in the indenture:

•	Consolidation, Merger or Sale (Section 801);

•	Maintenance of Properties and Payment of Taxes and Other Claims (Sections 1005 and 1007); and

•	any other covenant we designate when we establish the series of debt securities; and

•
we will not have to treat the events described in the fourth bullet point under the heading “—Events of Default” as they relate to the covenants listed above that have been defeased and no longer are in effect and the events described in the fifth and sixth bullet points under the heading “—Events of Default” as events of default under the indenture in connection with that series.

In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect. (Section 1501)

If we exercise our option not to comply with the certain covenants listed above and the debt securities of that series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or government obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums, due on the debt securities of that series (such as sinking fund payments) on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)

Substitution of Collateral. At the time that we establish a series of debt securities under the indenture, we can provide for our ability to, at any time, withdraw any money or government obligations deposited under the defeasance provisions described above if we simultaneously substitute other money and/or government obligations that would satisfy our payment obligations on the debt securities of that series under the defeasance provisions applicable to those debt securities. (Section 402)

Limited Liability of Some Persons

No past, present or future stockholder, incorporator, employee, officer or director of ours or any successor corporation or any of our affiliates will have any personal liability for our obligations under the indenture or the debt securities because of his, her or its status as a stockholder, incorporator, employee, officer or director.

DESCRIPTION OF DEPOSITARY CERTIFICATES

We may offer equity securities for sale in countries outside the United States, in which case we may issue certificates evidencing depositary shares of our common stock rather than directly issuing common stock to investors in such countries. These depositary certificates will represent a share of common stock or a fraction of a share of common stock, in final amounts to be set forth in the applicable prospectus supplement.

The shares of common stock underlying any depositary certificates that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary certificate will be entitled to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the common stock underlying that depositary certificate.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary certificate, that describes the terms of any depositary certificates we are offering before the issuance of the related depositary certificates. The following summaries of material provisions of the deposit agreement and the depositary certificates are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary certificates. We urge you to read the prospectus supplements relating to any depositary certificates that are sold under this prospectus, as well as the complete deposit agreement and depositary certificate.

Form

Depositary certificates may be issued in physical form or as book entry securities. Depositary certificates to be issued in book entry form will be evidenced by one or more global certificates, which will be held by a nominee. The depositary may hold the global certificate as nominee, or the nominee may be a third party. Beneficial ownership interests in the global certificate will be electronically credited to the beneficial owner's account through a participant in the nominee holding the global certificate.

In the case of depositary certificates to be issued in certificated form, pending the preparation of definitive depositary certificates, the depositary may, upon our written order, issue temporary depositary certificates substantially identical to the definitive depositary certificates but not in definitive form. These temporary depositary certificates entitle their holders to all of the rights of definitive depositary certificates. Temporary depositary receipts will then be exchangeable for definitive depositary certificates at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying common stock to the record holders of depositary certificates in proportion to the number of depositary shares underlying the certificates owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary certificates in proportion to the number of depositary shares underlying the certificates owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary certificates owned by them.

If we issue depositary certificates in book entry form, the nominee holding the global certificate will arrange for the payment of dividends and other distributions to beneficial owners of the global certificate.

Redemption of Depositary Certificates

If the common stock underlying any depositary certificates we may sell under this prospectus is subject to redemption in accordance with the terms of our certificate of incorporation or applicable law, the depositary certificates will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying common stock. The redemption price per depositary certificate will be equal to the redemption price per share payable with respect to the underlying common stock. Whenever we redeem shares of underlying common stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary certificates representing the shares of underlying common stock so redeemed.

Voting

Upon receipt of notice of any meeting at which holders of the common stock underlying any depositary certificates that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary certificates. Each record holder of the depositary certificates on the record date, which will be the same date as the record date for the underlying common stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying common stock represented by the holder’s depositary certificates. The depositary will then try, as far as practicable, to vote the number of shares of common stock underlying those depositary certificates in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying common stock to the extent it does not receive specific instructions with respect to the depositary certificates representing such common stock.

If we issue depositary certificates in book entry form, the nominee holding the global certificate will inform beneficial owners of the global certificate of meetings at which holders of common stock are entitled to vote. The nominee will employ its own procedures and systems in order to collect voting instructions from beneficial owners of the global certificate and communicate such instructions to the depositary, which will vote the underlying common stock accordingly. We may also allow beneficial owners of the global certificate to attend shareholder meetings and vote the shares of common stock underlying their ownership interest in the global certificate.

Amendment and Termination of the Deposit Agreement

The form of depositary certificates and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary certificates will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary certificates at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary certificates have been redeemed or converted into any other securities into which the underlying common stock is convertible or there has been a final distribution, including to holders of depositary certificates, of the underlying common stock in connection with our liquidation, dissolution or winding up.

Charges of Depositary

We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary certificates or persons other than ourselves who may deposit any underlying common stock with the depositary.

Reports

The depositary will forward to holders of depositary certificates all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying common stock.

Limitation on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying common stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities:

•  through underwriters or dealers;

•  through agents;

•  directly to one or more purchasers; and/or

•  in a combination of these methods.

We may distribute the securities from time to time in one or more transactions at:

•  a fixed price or prices, which may be changed;

•  market prices prevailing at the time of sale;

•  prices related to the prevailing market prices; or

•  negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we conduct an offering of depositary certificates, the shares of common stock underlying the depositary certificates will be deposited under a deposit agreement between us and a depositary we select. The depositary will issue the depositary certificates to the purchasers or to a dealer, who may then resell the depositary certificates to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

The securities may or may not be listed on a national or international securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

When we issue the securities offered under this prospectus, except for shares of common stock, they may be new securities without an established trading market. If we sell a security offered under this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered under this prospectus.

We may provide underwriters, agents, dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, dealers or purchasers may make with respect to such liabilities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL OPINIONS

Faegre & Benson LLP, Denver, Colorado, will issue an opinion about the legality of the securities offered under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

The financial statements as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

PricewaterhouseCoopers Inc., Cape Town, South Africa, independent auditors, have audited the financial statements of Century Casinos Africa Pty, Ltd. for each of the years in the two-year period ended December 31, 2003. We have incorporated these financial statements by reference in this prospectus and elsewhere in the registration statement in reliance on the reports of PricewaterhouseCoopers Inc., given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee	$5,885
Legal Fees and Expenses*	75,000
Accounting Fees and Expenses*	50,000
Trustee Fees and Expenses*	10,000
Rating Agency Fees*	30,000
Stock Exchange Listing Fees*	30,000
Printing Fees and Expenses*	50,000
Miscellaneous*	4,115
Total	$255,000

___________

*Estimated pursuant to instruction to Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may, and in some cases must, indemnify any person made a party to any action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by such person as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if, in either type of action, the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. We may not indemnify any person in connection with a derivative action for matters as to which he or she is adjudged to be liable to the corporation, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses. Our certificate of incorporation requires us to indemnify our directors and officers to the full extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the DGCL.

We have entered into employment agreements with each of our co-chief executive officers that provide that, so long as the executive is not found by a court of law to be guilty of a willful and material breach of the agreement or to be guilty of willful gross misconduct, we will indemnify the executive from and against any and all losses, liability, claims and expenses, damages, or causes of action, proceedings or investigations, or threats thereof (including reasonable attorney fees and expenses of counsel satisfactory to and selected by the employee) incurred by the executive and arising out of, in connection with, or based upon the executive’s services and the performance of his duties pursuant to the agreements whether or not resulting in any such liability. The agreements also provide that we will reimburse the executive as and when incurred for any reasonable legal or other expenses incurred by the executives in connection with investigating or defending against any such loss, claim, damage, liability, action, proceeding, investigation or threat thereof, or producing evidence, producing documents or taking any other action in respect thereto, whether or not the executive is a defendant in or target of such action, proceeding or investigation. We also carry directors’ and officers’ liability insurance pursuant to which all of our officers and directors may be reimbursed for any losses or expenses they incur in connection with their service as officers or directors.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

1.1	Underwriting Agreements (1)
4.1	Certificate of Incorporation (2)
4.2	Amended and Restated Bylaws (3)
4.3	Specimen certificate of common stock of the Company
4.4	Rights Agreement, dated as of April 29, 1999, between Century Casinos, Inc. and American Stock Transfer & Trust, Inc., as Rights Agent (4)
4.5	First Supplement to Rights Agreement, dated April 5, 2000 between Century Casinos, Inc. and Computershare Investor Services, Inc. as Rights Agent (5)
4.6	Second Supplement to Rights Agreement dated July 16, 2002, between Century Casinos, Inc. and Computershare Investor Services, Inc. as Rights Agent (3)
4.7	Form of Indenture
4.8	Form of Debt Security (1)
4.9	Form of Depositary Agreement (1)
4.10	Form of Depositary Certificate (1)
5.1	Opinion of Faegre & Benson LLP
12.1	Computation of ratio of earnings to fixed charges
23.1	Consent of Faegre & Benson LLP (included as part of Exhibit 5.1)
23.2	Consent of Grant Thornton LLP
23.3	Consent of PricewaterhouseCoopers Inc.
24.1	Power of Attorney (included with signature pages)
25.1	Statement of Eligibility of Trustee (1)
___________

(1)	To be filed by amendment or incorporated by reference in connection with the issuance of the securities
(2)	Incorporated by reference to the registrant’s Proxy Statement in respect of 1994 Annual Meeting of Stockholders
(3)	Incorporated by reference to the registrant’s Form 10-Q for the quarter ended June 30, 2002
(4)	Incorporated by reference to the registrant’s Registration Statement on Form 8-A, filed May 7, 1999
(5)	Incorporated by reference to the registrant's Proxy Statement in respect of 2000 Annual Meeting of Stockholders filed April 7, 2000

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on  July 11 , 2005.

Century Casinos, Inc.

By /s/ Erwin Haitzmann
Erwin Haitzmann, Chairman of the Board and
Co Chief Executive Officer (Co-Principal Executive Officer)

By /s/ Peter Hoetzinger
Peter Hoetzinger, Vice Chairman of the Board,
Co Chief Executive Officer and President (Co-Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Erwin Haitzmann and/or Peter Hoetzinger and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on July 11, 2005.

Signature	Title
/s/ Larry Hannappel Larry Hannappel	Senior Vice President, Secretary and Treasurer (Principal Financial Officer)
/s/ Ray Sienko Ray Sienko	Chief Accounting Officer (Principal Accounting Officer)
/s/ Gottfried Schellmann Gottfried Schellmann	Director
/s/ Robert S. Eichberg Robert S. Eichberg	Director
Dinah Corbaci	Director

EXHIBIT INDEX

Exhibit Number	Document Description
1.1	Underwriting Agreements (1)
4.1	Certificate of Incorporation (2)
4.2	Amended and Restated Bylaws (3)
4.3	Specimen certificate of common stock of the Company
4.4	Rights Agreement, dated as of April 29, 1999, between Century Casinos, Inc. and American Stock Transfer & Trust, Inc., as Rights Agent (4)
4.5	First Supplement to Rights Agreement, dated April 5, 2000 between Century Casinos, Inc. and Computershare Investor Services, Inc. as Rights Agent (5)
4.6	Second Supplement to Rights Agreement dated July 16, 2002, between Century Casinos, Inc. and Computershare Investor Services, Inc. as Rights Agent (3)
4.7	Form of Indenture
4.8	Form of Debt Security (1)
4.9	Form of Depositary Agreement (1)
4.10	Form of Depositary Certificate (1)
5.1	Opinion of Faegre & Benson LLP
12.1	Computation of ratio of earnings to fixed charges
23.1	Consent of Faegre & Benson LLP (included as part of Exhibit 5.1)
23.2	Consent of Grant Thornton LLP
23.3	Consent of PricewaterhouseCoopers Inc.
24.1	Power of Attorney (included with signature pages)
25.1	Statement of Eligibility of Trustee (1)

___________

(1)	To be filed by amendment or incorporated by reference in connection with the issuance of the securities
(2)	Incorporated by reference to the registrant’s Proxy Statement in respect of 1994 Annual Meeting of Stockholders
(3)	Incorporated by reference to the registrant’s Form 10-Q for the quarter ended June 30, 2002
(4)	Incorporated by reference to the registrant’s Registration Statement on Form 8-A, filed May 7, 1999
(5)	Incorporated by reference to the registrant's Proxy Statement in respect of 2000 Annual Meeting of Stockholders filed April 7, 2000